Exhibit 10.46

CONSULTING AGREEMENT

This CONSULTING AGREEMENT (this “Agreement”) between B/E Aerospace, Inc., through its Business Jet Segment, its parent, subsidiaries, and affiliates (“BEA”) and Wayne Exton (“Consultant”) is entered into and effective as of August 10, 2015, and sets forth the terms and conditions on which Consultant has agreed to provide certain services to BEA.  In return for Consultant’s engagement by BEA, Consultant agrees as follows:

1.Terms of Engagement

1.1.

BEA is engaged in the business of, among other things, desigining, manufacturering, marketing, selling and distributing a broad range of products including a complete line of business jet seating and divan products—from traditional designs to unique lie-flat offerings, as well as super first class environments for commercial aircraft. Additionally BEA designs, manufactures, markets, sells and distributes lighting systems, air valves, water and waste systems, oxygen delivery systems, and de-icing systems. BEA’s business is highly unique and specialized, and the market for its products and services is worldwide, highly competitive and price sensitive.

1.2.

BEA wishes to engage Consultant (the “Engagement”) to provide certain services set forth on Exhibit 1 to this Agreement (collectively, the “Services”).  To the extent applicable, the Services may be performed electronically or telephonically.

1.3.	The Engagement commences on August 10, 2015, and terminates on August 9, 2017, unless extended as provided herein (the “Consulting Period”).
1.4.

Consultant agrees to make no representations, warranties or commitments on behalf of BEA to any third-party and shall not execute any agreement on BEA’s behalf in providing the Services without BEA’s specific prior written consent.

1.5.

During the Consulting Period, Consultant shall be required to be reasonably available to devote no more than One Thousand Four Hundred (1400) hours the (“Total Hours Requirement”) during the entirety of the Consulting Period to performing the Services, as specified by BEA from time to time.    In addition, Consultant shall make him self reasonably available for performing the Services for at least fifty (50) hours per month during the Consulting Period on an as-needed and when-needed by the Company basis,  provided, that Consultant shall not be required to provide more time to the Services during the Consulting Period than the Total Hours Requirement.  BEA shall set deadlines and goals for the performance of the Services under this Agreement and may limit Consultant’s access to BEA’s property to certain hours, but Consultant shall maintain discretion as an independent contractor to perform the Services under this Agreement within those deadlines, goals and limitations.  Consultant acknowledges there may be months during the Consulting Period where BEA does not require him to provide any Services to it and that for such months no hours shall be deducted from the Total Hours Requirement.

1.6.

On a monthly basis, BEA shall compensate Consultant at a rate of Sixteen Thousand Six Hundred Sixty-Six Dollars ($16,666) per month, payable in arrears on the last day of the month (pro-rated for partial months) (“Consulting Fees”).

1.7.

In consideration of Consultant’s duties, convenants, and obligations under Section 6 of this Agreement,  and subject to Consultant’s continued satisfactory performance of all of his obligations set forth in this Agreement, (a) One Thousand (1000) of Consultant’s outstanding unvested performance based restricted shares from award number P04316 shall not be cancelled on August 7, 2015 and shall be allowed to vest in December 2015 in accordance with the terms of the 2010 Long Term Incentive Plan (the “LTIP”) and any applicable award documents and applicable performance metrics; and (b) One Thousand (1000) of Consultant’s outstanding unvested performance based restricted shares from award number P04763 shall not be cancelled on August 7, 2015 and shall be allowed to vest in December 2016 accordance with the terms of the LTIP and any applicable award documents and applicable performance metrics.  All other unvested performance based restricted shares shall be cancelled.

1.8.

BEA has a valuable proprietary interest in the Proprietary Information and the Company Inventions (each as defined in the Proprietary Rights Agreement, as defined below).  By virtue of the Engagement, Consultant has and will have access to such Proprietary Information, and has created and will create or participate in the creation of such Company Inventions, both of which are owned and shall continue to be owned by BEA.

1.9.

As a condition of this Agreement, Consultant and BEA shall enter into a Proprietary Rights Agreement in the form attached hereto as Exhibit 2 (the “Proprietary Rights Agreement”), which is hereby incorporated herein by reference, and which shall be in addition to and not in lieu of Consultant’s existing Proprietary Rights Agreement (“Existing Proprietary Rights Agreement”) that Consultant entered into in connection with his employment, which is attached hereto as Exhibit 3.  A violation of the Proprietary Rights Agreement shall constitute a violation of this Agreement.  During the Engagement, Consultant shall comply with BEA’s Code of Conduct, which can be found at the Company’s website at http://investor.beaerospace.com/phoenix.zhtml?c=78014&p=irol-govhighlights. The provisions relating to non-solicitation in this Agreement and in the Proprietary Rights Agreement shall be deemed separate and distinct provisions, and each applicable time period shall run concurrently in accordance with its terms for the benefit of BEA.

2.         Subcontractors; Assignability

Consultant agrees to perform the Services hereunder himself.  Consultant may not subcontract any or all of Consultant’s obligations to BEA under the Engagement.  Consultant may not assign this Agreement or any of the rights or obligations hereunder (whether in whole or in part).

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3.         Acknowledgment of Reasonableness

In connection with the limited protection afforded to BEA by the covenants contained in the Proprietary Rights Agreement, Consultant acknowledges that Consultant’s right to compete and disclose Proprietary Information have been limited only to the extent necessary to protect BEA, and in the event the Engagement terminates for any reason, Consultant will be able to continue with Consultant’s business without violating the restrictions contained in the Proprietary Rights Agreement.  Consultant further acknowledges that the restrictions contained in the Proprietary Rights Agreement are reasonable and necessary for the protection of BEA’s legitimate business interests.

4.         Independent Contractor; Benefits; Taxes

4.1.

Consultant acknowledges and agrees that during the Consulting Period, Consultant is solely an independent contractor and is not an employee, agent or partner of BEA or any of its affiliates for any purpose.  Consultant has no authority to bind BEA in any contractual manner, or to represent to others that the relationship between BEA and Consultant is other than as stated herein.  Accordingly, BEA will have no obligation or liability to Consultant for the payment of any fringe benefits, medical expense reimbursement, health insurance, disability insurance, life insurance, pension, profit sharing or other retirement plan, contribution, or expense, social security, taxes, vacation pay, sick pay, workers’ compensation insurance, general or professional liability insurance, or other similar items in connection with the Engagement, all of which costs and expenses shall be borne solely by Consultant.  Without limiting the generality of the foregoing, the parties hereby acknowledge and agree that BEA shall have no responsibility to (i) withhold any federal or state income taxes; (ii) withhold federal social security tax (FICA); (iii) pay any federal or state unemployment taxes for the account of Consultant; or (iv) pay workers’ compensation insurance premiums for coverage for Consultant.

4.2.

Consultant will be responsible for and will pay all taxes on all amounts paid to Consultant by BEA in connection with the Engagement, including all applicable federal or state income taxes, federal social security taxes, and federal or state unemployment taxes.  As an inducement for BEA to enter into this Agreement, Consultant hereby agrees to indemnify, defend and hold harmless BEA and its stockholders, directors, officers, agents, employees and affiliates from and against any loss, cost, expense, or damage (including attorney’s fees) arising from any determination by the Internal Revenue Service, any other federal, state or foreign governmental agency, or any insurance company, that BEA is required to withhold or pay payroll taxes or to provide workers’ compensation insurance coverage for Consultant.

4.3.	Consultant represents and warrants that Consultant is free to enter into this Agreement and that this Agreement does not violate any agreement to which Consultant is a party.
4.4.

Consultant agrees that if Consultant or any agent or employee of Consultant operates a motor vehicle in performing the Services, BEA shall not be responsible for any damage or loss sustained by the use of such motor vehicle.

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5.         General Provisions

5.1.

Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to the conflicts of laws principles thereof.  Consultant agrees that jurisdiction over any dispute arising out of or in connection with this Agreement or the Engagement will be vested exclusively in the state and/or federal courts located in the state of Delaware, and Consultant irrevocably submits and consents to such jurisdiction and venue.

5.2.

Entire Agreement.  This Agreement and that certain Second Amended and Restated Employment Agreement by and between BEA and Consultant dated May 4, 2012 (the “Employment Agreement”) constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all other prior and contemporaneous agreements, understandings, and commitments between the parties with respect to the subject matter hereof.  No provision of this Agreement may be terminated, amended, modified, or waived, by course of dealing or otherwise, unless such termination, amendment, modification, or waiver is set forth in a written agreement referencing this Agreement and executed by Consultant and BEA.  Any variance from, or addition to, the terms and conditions of this Agreement in any present or future document delivered from one party to the other will be of no effect unless agreed to in writing by an authorized representative of the party receiving the document.

5.3.

Severability.  The provisions of this Agreement are severable.  If any provision is found to be unenforceable in whole or in part, it shall be construed or limited in such a way as to make it enforceable, consistent with the manifest intentions of the parties.  If such construction or limitation is not possible, the unenforceable provision shall be stricken, and the remaining provisions of this Agreement shall remain valid and enforceable.

5.4.	Headings. The headings in this Agreement are for convenience of reference only and shall not alter, limit or otherwise affect the meaning hereof.
5.5.

Waiver.  BEA’s failure to insist upon strict compliance with any provision hereof or any other provision of this Agreement, or the failure to assert any right that BEA may have hereunder, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.  Similarly, the waiver by BEA of a breach of or non-compliance with any provision of this Agreement by Consultant will not operate or be construed as a waiver of any other or subsequent breach or non-compliance by Consultant.

5.6.

Counterparts; Signatures.  This Agreement may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.  Facsimile or electronically transmitted signatures shall be deemed to be originals.

5.7.

Termination.  If Consultant commits a material breach or material default of either (a) the performance or observance of any of his obligations under this Agreement, or (b) Section 5 of the Employment Agreement, or if Consultant (c) provides any services to any other person or entity that is in competition with BEA, then BEA shall have the right to

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terminate this Agreement, with immediate effect, by giving written notice to Consultant and shall have no further obligation to pay any Consulting Fees on or after such date.

6.         Non-Competition

6.1.

Access to Confidential Information/Trade Secrets.  During the Consulting Period, Consultant will have regular access to and use of the BEA’s confidential information and trade secrets, and BEA has a legitimate interest in protecting its confidential information and trade secrets by prohibiting Consultant from assisting, whether directly or indirectly, a competitor or competing with the Company for a reasonable period after the termination of the Consulting Period.

6.2.	Restrictions. During the Consulting Period and for a period ending twelve (12) months following the end of the Consulting Period (the “Restricted Period”), Consultant shall not directly or indirectly:
(a)

with respect to any Competing Product or Service, compete in the United States or Canada.  “Competing Product or Service” means (i) those products or services manufactured, developed, researched, sold, or provided by BEA’s Business Jet Segment during the Consulting Period, and (ii) those products or services under development by BEA’s Business Jet Segment during the Consulting Period of which Consultant had knowledge, or any other product or service competitive with or intended to compete with products or services of BEA for which Consultant acquired knowledge of as a result of his performing the Services;

(b)

own, invest in, make loans to, operate, manage, control, participate in, consult with, or advise any entity that provides a Competing Product or Service with BEA in the United States or Canada.  This covenant shall not prevent Consultant from having passive investments of less than five percent (5%) of the outstanding equity securities of any entity listed for trading on a national stock exchange (as defined in the Securities Exchange Act of 1934) or any recognized automatic quotation system;

(c)

contact, solicit business from, perform services for, or accept work or business from any clients or customers of BEA with whom Consultant has worked or had contact during the Consulting Period, or of whom Consultant had knowledge of due to his performing the Services or access to the BEA’s confidential information and/or trade secrets;

(d)

contact, solicit or accept contact from any clients, subcontractors, consultants, vendors, suppliers or independent contractors of BEA for the purpose of interfering with, causing, inviting, or encouraging any such persons or entities from altering or terminating their business relationship or association with BEA. This applies to any clients, subcontractors, consultants, vendors, suppliers or independent contractors with whom Consultant has worked or had contact during the Consulting Period, or of whom Consultant had knowledge of due to his performing the Services or access to BEA’s confidential information and/or trade secrets; or

(e)	contact, solicit or accept contact from any employee of the Company for the purpose of interfering with their employment with the Company, or inviting or encouraging them to

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terminate their employment with the Company or which has the effect of altering or terminating their employment with the Company.

6.2.

Extension of the Restricted Period.  If Consultant breaches any provision of Section 6,  Consultant agrees and acknowledges that the Restricted Period shall be extended by the time period of such breach.

6.3.

Remedies; Enforcement.  Consultant agrees that the covenants set forth in Section 6 are necessary and reasonably limited in scope and duration to protect BEA’s commercial interests, including, but not limited to, protection from unfair competition, disparagement, misappropriation, disclosure or use of its confidential information and/or trade secrets, and misuse or unauthorized use of BEA’s work product/inventions.  Consultant agrees and acknowledges that if Consultant violates any provision of Section 6 of this Agreement, BEA will have an inadequate remedy at law and will suffer continuing and irreparable injury to its business.  BEA shall be entitled to enjoin Consultant from any breach or threatened breach of this Agreement and other applicable injunctive or equitable relief (without obtaining a bond or posting other security) and without the necessity of proving any actual damage or that monetary damages would not afford it an adequate remedy.

6.4.

Clawback.  Consultant agrees and acknowledges that if he breaches any of his obligations, duties, or covenants set forth in Section 6 of this Agreement, BEA shall be entitled to clawback any performance based restricted stock that may have vested under Section 1.7 of this Agreement, as well as any proceeds Consultant has received for the sale of such performance based restricted stock.  BEA’s remedies set forth in this Section 6.4 are in addition to, and not in lieu of, any other remedies to which the BEA may be entitled.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

B/E AEROSPACE, INC.		WAYNE EXTON
(“BEA”)		(“Consultant”)

By: /s/ Ryan M. Patch		/s/ Wayne Exton
Name:
Title:	V.P. Law, General Counsel and Corporate Secretary

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EXHIBIT 1

(Description of Consulting Services)

Any services or consultation requested by BEA’s Chief Executive Officer, or designee.

EXHIBIT 2

Proprietary Rights Agreement

This Proprietary Rights Agreement (“Agreement”) is intended to set forth in writing my responsibility to B/E Aerospace, Inc. and/or any of its subsidiaries or affiliated businesses (collectively the “Company”) during my employment, consultancy, and/or tenure as an independent contractor with the Company and thereafter. I recognize that the Company is engaged in a continuous program of research, development and production respecting its business, present and future. As part of my employment, consultancy, and/or tenure as an independent contractor with the Company, I have certain obligations relating to business, confidential and/or proprietary information of the Company, as well as to inventions which I may develop during my employment, consultancy, and/or tenure as an independent contractor with the Company.

I acknowledge and agree that:

1.Agreement, Effective Date. This Agreement shall be effective on, the first day of my employment, consultancy, and/or tenure as an independent contractor with the Company and shall continue in effect throughout my employment, consultancy, and/or tenure as an independent contractor (the “Agreement Period”). As an inducement to and in consideration of my acceptance and/or continuation of employment, consultancy, and/or tenure as an independent contractor with the Company, and the Company’s compensating me for services and extending to me certain other benefits of a compensatory nature, but without any obligation on the Company’s part to continue such employment, compensation or benefits for any specified period whatsoever, I agree to protect, safeguard and maintain the integrity and confidentiality of the Company’s valuable assets and legitimate business interests in accordance with the terms and conditions set forth in this Agreement.

2.Confidentiality. I will maintain in confidence and will not disclose or use, either during or after the Agreement Period, any “Proprietary Information”, whether or not in written form, except to the extent required to perform my duties on behalf of the Company. Proprietary Information means all of the following materials and information that I use, receive, have access to, conceive or develop or have used, received, conceived or developed, in whole or in part, in connection with my employment, consultancy, and/or tenure as an independent contractor with the Company:

(i)Written materials of the Company;

(ii)The names and information relating to customers and prospective customers of the Company and/or persons, firms, corporations or other entities with whom the Company has provided goods or services at any time, including contact persons, addresses and phone numbers, their characteristics and preferences and types of services provided to or received from those customers and prospective customers;

(iii)The terms of various agreements between the Company and any third parties, including without limitation, the terms of customer agreements, vendor or supplier agreements, lease agreements, advertising agreements, fee arrangements, terms of dealing and the like;

(iv)Any data or database, trading algorithms or processes, or other information compiled by the Company, including, but not limited to, customer lists, customer information, information concerning the Company, or any business in which the Company is engaged or contemplates becoming engaged, any company with which the Company engages in business, any customer, prospective customer or other person, firm or corporation to whom or which the Company has provided goods or services or to whom or which any employee of the Company has provided goods or services on behalf of the Company, or any compilation, analysis, evaluation or report concerning or deriving from any data or database, or any other information;

(v)All policies, procedures, strategies and techniques regarding the services performed by the Company or regarding the training, marketing and sales of the Company, either oral or written.

The Company's internal corporate policies and practices related to its services, price lists, fee arrangements and terms of dealings with customers or potential customers or vendors. Information relating to formulas, records, research and development data, trade secrets, processes, other methods of doing business, forecasts and business and marketing plans;

(vi)Any other information, data, know-how or knowledge of a confidential or proprietary nature observed, used, received, conceived or developed by me in connection with my employment, consultancy, and/or tenure as an independent contractor by the Company, including and not limited to the Company’s methodologies, price strategies, price lists, costs and quantities sold, financial and sales information, including, but not limited to, the Company’s financial condition, business interests, initiatives, objectives, plans or strategies; internal information regarding personnel identity, skills, compensation, organizational charts, budgets or costs of individual departments, and the compensation paid to those working for or who provide services to the Company; and performance of investments, funds or portfolio companies, including any “track record” or other financial performance information or results;

(vii)All other non-public information regarding the amount and nature of the capital and assets owned or controlled by, or net worth of, the Company and/or any of the Company's shareholders, members, partners, employees or investors; the investments made, directly or indirectly, by the Company (including, but not limited to, any partnerships, corporations or other entities in which the Company may invest and the assets which any of those entities acquires); the expected or actual rates of return or holding periods of any investment by the Company; the respective interest in any investment of any of its shareholders, members, partners or investors or the manner in which those interests are held; the identities of the other persons or entities who participate in any investment made by the Company; and financial statements, projections, budgets and market information;

(viii)All discoveries, software (including, without limitation, both source code and object code), models, drawings, photographs, specifications, trademarks, formulas, patterns, devices, compilations and all other proprietary know-how and technology, whether or not patentable or copyrightable, and all copies and tangible embodiments of any of the foregoing, and that have been or will be created for the Company by me, whether alone or with others;

(ix)The Company’s inventions, products, research and development, production processes, manufacturing and engineering processes, machines and equipment, finances, customers, marketing, and production and future business plans, information belonging to customers or suppliers of the Company disclosed incidental to my employment, consultancy, and/or tenure as an independent contractor and any other information which is identified as confidential by the Company; and

(x) “Trade Secrets”, which shall include, but not be limited to, information regarding formulas, processes or methods that: (a) derive independent economic value, actual or potential, from not being generally known to or readily ascertainable by proper means, by other persons who can obtain economic value from its disclosure or use; and (b) is the subject of reasonable efforts by the Company to maintain its secrecy. “Trade Secrets” shall also include all other information or data that qualifies as a trade secret under applicable law.

3. Inventions.

3.1 Definition of Inventions used in this Agreement: the term “Invention” means any new or useful art, discovery, contribution, finding or improvement, whether or not patentable, and all related know-how. Inventions include, but are not limited to, all designs, discoveries, formulas, processes, manufacturing techniques, semiconductor designs, computer software, inventions, improvements and ideas

3.2 Disclosure and Assignment of Inventions.

(i)I will promptly disclose and describe to the Company all Inventions which I may solely or jointly conceive, develop, or reduce to practice during the Agreement Period (i) which relate, at the time of conception, development or reduction to practice of the Invention, to the Company’s business or actual or demonstrably anticipated research or development, (ii) which were developed, in whole or in part, on the Company’s time or with the use of any of the Company’s equipment, supplies, facilities or Trade Secrets, or (iii) which resulted from any work I performed for the Company (the “Company Inventions”). I assign all my right, title and interest worldwide in the Company Inventions and in all intellectual property rights based upon the Company Inventions. However, I do not assign or agree to assign any Inventions relating in any way to the Company business or demonstrably anticipated research and development which were made by me prior to my employment, consultancy, and/or tenure as an independent contractor with the Company, which Inventions, if any, are identified on Exhibit “A” to this Agreement. Exhibit “A” contains no confidential information. I have no rights in any Inventions other than the inventions specified in Exhibit “A”. If no such list is attached, I have no such Inventions or I grant an irrevocable, nonexclusive, royalty-free, worldwide license to the Company to make, use and sell Inventions developed by me prior to my employment, consultancy, and/or tenure as an independent contractor with the Company.

(ii)I recognize that Inventions relating to my activities while working for the Company and conceived or made by me, along or with others, within one (1) year after termination of the Agreement Period may have been conceived in significant part while I was retained by the Company. Accordingly, I agree that such Inventions shall be presumed to have been conceived during my employment, consultancy, and/or tenure as an independent contractor with the Company and are to be assigned to the Company as a Company Invention unless and until I have established the contrary. I agree to disclose promptly in writing to the Company all Inventions made or conceived by me for one (1) year after the Agreement Period, whether or not I believe such Inventions are subject to this Agreement, to permit a determination by the Company as to whether or not the Inventions should be the property of the Company. Any such information will be received in confidence by the Company.

3.3 Nonassignable Inventions. This Agreement does not apply to an invention which qualifies fully as a nonassignable invention.

4. Use and Return of Proprietary Information and Trade Secrets:

(i)I agree that under no circumstance and at no time shall any of the Proprietary Information and Trade Secrets be taken from the Company’s premises and that under no circumstances and at no time shall any of the Proprietary Information and Trade Secrets be duplicated, in whole or in part, without the express written permission of the Company, which permission may be granted or denied in the Company’s sole and absolute discretion;

(ii) I agree that, upon termination of my employment (if applicable) and/or tenure as an independent contractor with the Company for any reason (regardless of whether or not the Company retains me as a consultant) or at any other time upon the Company’s request, I shall return to Company, without retaining any copies, all Proprietary Information and Trade Secrets, as well as all other Company’s documents and other materials, which are in my possession regardless of the form in which any such materials are kept;

(iii)I covenant and agree that all right, title and interest in any Proprietary Information and Trade Secrets shall be and shall remain the exclusive property of the Company and shall be and hereby are vested and assigned by me to the Company. I agree to promptly disclose to the Company all Proprietary Information and Trade Secrets developed in whole or in part by me within the scope of this Agreement. In relation to my employment, consultancy, and/or tenure as an independent contractor or the performance of this Agreement, I have created or may create certain work product for the Company that may be copyrighted or copyrightable under the laws of the United States. To the extent that any such work product is created, I will be considered to have created a Work Made for Hire as defined in 17 U.S.C. § 101, and the Company shall have the sole right to the copyright. In the event that any such work product created by me does not qualify as a Work Made for Hire, I hereby assign the copyright and all rights, throughout the world, in and to the work product to the Company, as provided for in paragraph (v) below. I agree to turn over to the Company all physical manifestations of the Proprietary Information and Trade Secrets in my possession or under my control at the request of the Company;

(iv)I acknowledge that all documents, in hard copy or electronic form, received, created or used by me in connection with my employment, consultancy, and/or tenure as an independent contractor with the Company are and will remain the property of the Company. I agree to return all such documents (including all copies) promptly upon the termination of my employment, consultancy, and/or tenure as an independent contractor, certify that no other documents remain, and agree that, during or after my employment, consultancy, and/or tenure as an independent contractor, I will not, under any circumstances, without the written consent of the Company, disclose those documents to anyone outside the Company or use those documents for any purpose other than the advancement of the Company's interests;

(v) I agree to assist the Company, or its designee, at the Company’s expense, in every proper way to secure the Company’s rights in the work product (including Proprietary Information and/or Trade Secrets) and any rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which the Company shall deem proper or necessary in order to apply for, register, obtain, maintain, defend, and enforce such rights and in order to assign and convey to the Company, its successors, assigns, and nominees the sole and exclusive rights, title and interest in and to such work product and any rights relating thereto, and testifying in a suit or other proceeding relating to such work product and any rights relating thereto. I further agree that my obligation to execute or cause to be executed, when it is in my power to do so, any such instrument or papers shall continue after the termination of this Agreement. In connection with my execution of this Agreement, I hereby irrevocably grant to the Company an irrevocable power of attorney designating and appointing the Company’s duly authorized officer as my agent and attorney in fact, should I become unable because of my mental or physical incapacity or for any other reason, to sign any documents with respect to any work product including, without limitation, permitting the Company to apply for or pursue any application for any United States or foreign patents or copyright registrations covering such work product. In connection with such power of attorney, I permit the agent to act for and on my behalf and stead to execute and file any papers, oaths and to do all other lawfully permitted acts with respect to such work product with the same legal force and effect as if executed or done by me.

(vi)In case the governing law mentioned in Article 8.1 of the Agreement would be deemed inapplicable by a judge or an arbitrator, the following provisions shall apply:

In the course of the Services, I may realize works of the mind including, but not limited to, brochures, literary works, drawings, illustrations, plans or databases (the “Creations”).

I hereby acknowledge to assign to BEA all intellectual property rights in and in relation to the Creations as and when they are created, including, but not limited to, registered and non-registered copyrights, designs, trademarks, and all related goodwill, applications for registration for any such rights as may exist anywhere in the world, and the right to make such applications (the “Intellectual Property Rights”).

Therefore, I acknowledge to assign to BEA all Intellectual Property Rights, in the entire world, for the duration of protection of such Intellectual Property Rights, for any present and future purposes and use, including, without limitation, the right to use, the right to reproduce, the right to adapt and the right to represent, being specified that:

•	the right to use includes the right to use the Creations and the Intellectual Property Rights on the Creations, for any purposes and in any manner;
•

the right to reproduce includes the right to reproduce the whole or part of the Creations by any means and in any form and format, whether known at present or to be discovered in the future, on any supports including analogical or digital media, by any process whether known at present or to be discovered in the future, in any language and in any territory, and to make or have made unlimited number of any original or copies;

•

the right to adapt includes the right to correct mistakes, to make any version, in any language, and notably in computer language, of all or part of the Creations, and more generally the right to translate, arrange, modify, transform all or part of the Creations in writing, orally, or in an analogical or digital way, for any kind of use and/or exploitation;

•

the right to represent includes the right to publicly represent or have represented the Creations, by any means whether known at present or to be discovered in the future, notably the diffusion, the broadcasting in analogical and/or digital way, on any computer and telecommunication networks, open and/or private, national and/or international, in the specialized or mass diffusion networks.

I expressly agree that my compensation for the assignment of the Intellectual Property Rights consists of a lump sum, due to the fact that the basis of calculation of a proportionate compensation cannot be determined in practice. I agree that such compensation is included in the global compensation described in Article 1.4 of the Agreement and corresponds to 5% of the latter.

5.Competitive Employment. During the Agreement Period, including any extensions thereof (as applicable), I agree that I will not directly or indirectly own, manage, work for, provide services to, obtain financial interest in, control or participate in the ownership, management or control of, or be employed or engaged by or otherwise affiliated or associated as a consultant, director, agent, independent contractor or otherwise with any other corporation, partnership, proprietorship, firm, association or other entity that is engaged in any manner in the business of the Company.

I further agree that during the same period I will not directly or indirectly own, manage, work for, provide services to, obtain financial interest in, control or participate in the ownership, management or control of, or be employed or engaged by or otherwise affiliated or associated as a consultant, director, agent, independent contractor or otherwise with any business entity that is not engaged in the business of the Company in any market in which the Company conducts business or provides services where such other business entity could utilize or gain a business or economic advantage through the use of Proprietary Information, Trade Secrets, my training by the Company, my relationship with the Company’s customers, suppliers, vendors, clients or investors or prospective customers, suppliers, vendors, clients or investors or the Company’s goodwill.

I may make passive investments in publicly traded entities not to exceed 3% of the outstanding voting securities of such public entity, provided, however, that such investment do not prevent me from abiding by this Agreement, including this Paragraph 5.

6.Non-solicitation. During the Agreement Period and for a period of two (2) years thereafter, I will not solicit or encourage, or cause others to solicit or encourage, any employees, suppliers, vendors, or consultants of/to the Company to terminate their employment or other relationship, as applicable, with the Company.

7. Acts to Secure Proprietary Rights.  I agree to perform, during and after the Agreement Period, all acts deemed necessary or desirable by the Company to permit and assist it, at the Company’s expense, in perfecting and enforcing the full benefits, enjoyment, rights and title throughout the world in the Company Inventions. Such acts may include, but are not limited to, execution of documents and assistance or cooperation in the registration and enforcement of applicable patents and copyrights or other legal proceedings.

8.No Conflicting Obligations. My performance of this Agreement does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by me prior to my employment, consultancy, and/or tenure as an independent contractor with the Company. I will not disclose, induce, or permit the Company to, either directly or indirectly, use, any confidential or proprietary information or material belonging to any previous employer or other person or entity. I am not a party to any other agreement that will interfere with my full compliance with this Agreement. I will not enter into any agreement, whether written or oral, conflicting with the provisions of this Agreement.

9.Survival. Notwithstanding the termination of the Agreement Period, this Agreement shall survive such termination and continue in accordance with its terms and conditions. Unless provided otherwise in a written contract with the Company, this Agreement does not in any way restrict my right or the right of the Company to terminate my employment, consultancy, and/or tenure as an independent contractor at any time, for any reason or for no reason.

10.Specific Performance. A breach of any of the promises or agreements contained herein will result in irreparable and continuing damage to the Company for which there will be no adequate remedy at law, and the Company shall be entitled to injunctive relief and/or a decree for specific performance, and such other relief as may be proper (including monetary damages, if appropriate).

11.Waiver. The waiver by the Company of a breach of any provision of this Agreement by me will not operate or be construed as a waiver of any other or subsequent breach by me.

12.Severability. If any part of this Agreement is found invalid or unenforceable, that part will be amended to achieve as nearly as possible the same economic effect as the original provision and the remainder of this Agreement will remain in full force.

13.Governing Law. This Agreement will be governed by and construed in accordance with the laws (other than the conflict of laws rules) of the state of Florida.

14.Entire Agreement. Except for that certain Consulting Agreement between me and the Company, this Agreement and the Exhibits to this Agreement constitute the entire agreement between the parties relating to this subject matter and supersede all prior or simultaneous representations, discussions, negotiations and agreements, whether written or oral, except for prior proprietary rights agreements which shall for the period prior to the effective date of this agreement be deemed to be in addition to, and not in lieu of, this Agreement for such prior period. This Agreement may be amended or modified only with the written consent of both me and the Company. No oral waiver, amendment or modification will be effective under any circumstances whatsoever.

15.Assignment. This Agreement may be assigned by the Company. I may not assign or delegate my duties under this Agreement without the Company’s prior written approval. This Agreement shall be binding upon my heirs, successors and permitted assignees.

CONSULTANT

Date:

(Name)

(Printed Name)

Date:	B/E AEROSPACE, INC.

By:

Title:

EXHIBIT A

EXHIBIT 3

(Prior Proprietary Rights Agreement)

2012 Proprietary Rights Agreement

This Proprietary Rights Agreement (“Agreement”) is intended to set forth in writing my responsibility to BE Aerospace, Inc. and/or any of its subsidiaries or affiliated businesses (collectively the “Company”) during my employment, consultancy, and/or tenure as an independent contractor with the Company and thereafter. I recognize that the Company is engaged in a continuous program of research, development and production respecting its business, present and future. As part of my employment, consultancy, and/or tenure as an independent contractor with the Company, I have certain obligations relating to business, confidential and/or proprietary information of the Company, as well as to inventions which I may develop during my employment, consultancy, and/or tenure as an independent contractor with the Company.

I acknowledge and agree that:

1.Agreement, Effective Date.  This Agreement shall be effective on, the first day of my employment, consultancy, and/or tenure as an independent contractor with the Company and shall continue in effect throughout my employment, consultancy, and/or tenure as an independent contractor (the “Agreement Period”). As an inducement to and in consideration of my acceptance and/or continuation of employment, consultancy, and/or tenure as an independent contractor with the Company, and the Company’s compensating me for services and extending to me certain other benefits of a compensatory nature, but without any obligation on the Company’s part to continue such employment, compensation or benefits for any specified period whatsoever, I agree to protect, safeguard and maintain the integrity and confidentiality of the Company’s valuable assets and legitimate business interests in accordance with the terms and conditions set forth in this Agreement.

2.Confidentiality. I will maintain in confidence and will not disclose or use, either during or after the Agreement Period, any “Proprietary Information”, whether or not in written form, except to the extent required to perform my duties on behalf of the Company. Proprietary Information means all of the following materials and information that I use, receive, have access to, conceive or develop or have used, received, conceived or developed, in whole or in part, in connection with my employment, consultancy, and/or tenure as an independent contractor with the Company:

(i)	Written materials of the Company;
(ii)

The names and information relating to customers and prospective customers of the Company and/or persons, firms, corporations or other entities with whom the Company has provided goods or services at any time, including contact persons, addresses and phone numbers, their characteristics and preferences and types of services provided to or received from those customers and prospective customers;

(iii)

The terms of various agreements between the Company and any third parties, including without limitation, the terms of customer agreements, vendor or supplier agreements, lease agreements, advertising agreements, fee arrangements, terms of dealing and the like;

(iv)

Any data or database, trading algorithms or processes, or other information compiled by the Company, including, but not limited to, customer lists, customer information, information concerning the Company, or any business in which the Company is engaged or contemplates becoming engaged, any company with which the Company engages in business, any customer, prospective customer or other person, firm or corporation to whom or which the Company has provided goods or services or to whom or which any employee of the Company has provided goods or services on behalf of the Company, or any compilation, analysis, evaluation or report concerning or deriving from any data or database, or any other information;

(v)

All policies, procedures, strategies and techniques regarding the services performed by the Company or regarding the training, marketing and sales of the Company, either oral or written. The Company’s internal corporate policies and practices related to its services, price lists, fee arrangements and terms of dealings with customers or potential customers or vendors. Information relating to formulas, records, research and development data, trade secrets, processes, other methods of doing business, forecasts and business and marketing plans;

(vi)

Any other information, data, know-how or knowledge of a confidential or proprietary nature observed, used, received, conceived or developed by me in connection with my employment, consultancy, and/or tenure as an independent contractor by the Company, including and not limited to the Company’s methodologies, price strategies, price lists, costs and quantities sold, financial and sales information, including, but not limited to, the Company’s financial condition, business interests, initiatives, objectives, plans or strategies; internal information regarding personnel identity, skills, compensation, organizational charts, budgets or costs of individual departments, and the compensation paid to those working for or who provide services to the Company; and performance of investments, funds or portfolio companies, including any “track record” or other

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financial performance information or results;

(vii)

All other non-public information regarding the amount and nature of the capital and assets owned or controlled by, or net worth of, the Company and/or any of the Company’s shareholders, members, partners, employees or investors; the investments made, directly or indirectly, by the Company (including, but not limited to, any partnerships, corporations or other entities in which the Company may invest and the assets which any of those entities acquires); the expected or actual rates of return or holding periods of any investment by the Company; the respective interest in any investment of any of its shareholders, members, partners or investors or the manner in which those interests are held; the identities of the other persons or entities who participate in any investment made by the Company; and financial statements, projections, budgets and market information;

(viii)

All discoveries, software (including, without limitation, both source code and object code), models, drawings, photographs, specifications, trademarks, formulas, patterns, devices, compilations and all other proprietary know-how and technology, whether or not patentable or copyrightable, and all copies and tangible embodiments of any of the foregoing, and that have been or will be created for the Company by me, whether alone or with others;

(ix)

The Company’s inventions, products, research and development, production processes, manufacturing and engineering processes, machines and equipment, finances, customers, marketing, and production and future business plans, information belonging to customers or suppliers of the Company disclosed incidental to my employment, consultancy, and/or tenure as an independent contractor and any other information which is identified as confidential by the Company; and

(x)

“Trade Secrets”, which shall include, but not be limited to, information regarding formulas, processes or methods that: (a) derive independent economic value, actual or potential, from not being generally known to or readily ascertainable by proper means, by other persons who can obtain economic value from its disclosure or use; and (b) is the subject of reasonable efforts by the Company to maintain its secrecy. “Trade Secrets” shall also include all other information or data that qualifies as a trade secret under applicable law.

3.Inventions.

3.1.

Definition of Inventions used in this Agreement: the term “Invention” means any new or useful art, discovery, contribution, finding or improvement, whether or not patentable, and all related know-how. Inventions include, but are not limited to, all designs, discoveries, formulas, processes, manufacturing techniques, semiconductor designs, computer software, inventions, improvements and ideas.

3.2.	Disclosure and Assignment of Inventions.

(i)I will promptly disclose and describe to the Company all Inventions which I may solely or jointly conceive, develop, or reduce to practice during the Agreement Period (i) which relate, at the time of conception, development or reduction to practice of the Invention, to the Company’s business or actual or demonstrably anticipated research or development, (ii) which were developed, in whole or in part, on the Company’s time or with the use of any of the Company’s equipment, supplies, facilities or Trade Secrets, or (iii) which resulted from any work I performed for the Company (the “Company Inventions”). I assign all my right, title and interest worldwide in the Company Inventions and in all intellectual property rights based upon the Company Inventions. However, I do not assign or agree to assign any Inventions relating in any way to the Company business or demonstrably anticipated research and development which were made by me prior to my employment, consultancy, and/or tenure as an independent contractor with the Company, which Inventions, if any, are identified on Exhibit “A” to this Agreement. Exhibit “A” contains no confidential information. I have no rights in any Inventions other than the inventions specified in Exhibit “A”. If no such list is attached, I have no such Inventions or I grant an irrevocable, nonexclusive, royalty-free, worldwide license to the Company to make, use and sell Inventions developed by me prior to my employment, consultancy, and/or tenure as an independent contractor with the Company.

(ii)I recognize that Inventions relating to my activities while working for the Company and conceived or made by me, along or with others, within one (1) year after termination of the Agreement Period may have been conceived in significant part while I was retained by the Company. Accordingly, I agree that such Inventions shall be presumed to have been conceived during my employment, consultancy, and/or tenure as an independent contractor with the Company and are to be assigned to the Company as a Company Invention unless and until I have established the contrary. I agree to disclose promptly in writing to the Company all Inventions made or conceived by me for one (1) year after the Agreement Period, whether or not I believe such Inventions are subject to this Agreement, to permit a determination by the Company as to whether or not the Inventions should

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be the property of the Company. Any such information will be received in confidence by the Company.

3.3 Nonassignable Inventions.  This Agreement does not apply to an invention which qualifies fully as a nonassignable invention.

4. Use and Return of Proprietary Information and Trade Secrets:

(i)I agree that under no circumstance and at no time shall any of the Proprietary Information and Trade Secrets be taken from the Company’s premises and that under no circumstances and at no time shall any of the Proprietary Information and Trade Secrets be duplicated, in whole or in part, without the express written permission of the Company, which permission may be granted or denied in the Company’s sole and absolute discretion;

(ii)I agree that, upon termination of my employment (if applicable) and/or tenure as an independent contractor with the Company for any reason (regardless of whether or not the Company retains me as a consultant) or at any other time upon the Company’s request, I shall return to Company, without retaining any copies, all Proprietary Information and Trade Secrets, as well as all other Company’s documents and other materials, which are in my possession regardless of the form in which any such materials are kept;

(iii)I covenant and agree that all right, title and interest in any Proprietary Information and Trade Secrets shall be and shall remain the exclusive property of the Company and shall be and hereby are vested and assigned by me to the Company. I agree to promptly disclose to the Company all Proprietary Information and Trade Secrets developed in whole or in part by me within the scope of this Agreement. In relation to my employment, consultancy, and/or tenure as an independent contractor or the performance of this Agreement, I have created or may create certain work product for the Company that may be copyrighted or copyrightable under the laws of the United States. To the extent that any such work product is created, I will be considered to have created a Work Made for Hire as defined in 17 U.S.C. § 101, and the Company shall have the sole right to the copyright. In the event that any such work product created by me does not qualify as a Work Made for Hire, I hereby assign the copyright and all rights, throughout the world, in and to the work product to the Company, as provided for in paragraph (v) below. I agree to turn over to the Company all physical manifestations of the Proprietary Information and Trade Secrets in my possession or under my control at the request of the Company;

(iv)I acknowledge that all documents, in hard copy or electronic form, received, created or used by me in connection with my employment, consultancy, and/or tenure as an independent contractor with the Company are and will remain the property of the Company. I agree to return all such documents (including all copies) promptly upon the termination of my employment, consultancy, and/or tenure as an independent contractor, certify that no other documents remain, and agree that, during or after my employment, consultancy, and/or tenure as an independent contractor, I will not, under any circumstances, without the written consent of the Company, disclose those documents to anyone outside the Company or use those documents for any purpose other than the advancement of the Company’s interests;

(v)I agree to assist the Company, or its designee, at the Company’s expense, in every proper way to secure the Company’s rights in the work product (including Proprietary Information and/or Trade Secrets) and any rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which the Company shall deem proper or necessary in order to apply for, register, obtain, maintain, defend, and enforce such rights and in order to assign and convey to the Company, its successors, assigns, and nominees the sole and exclusive rights, title and interest in and to such work product and any rights relating thereto, and testifying in a suit or other proceeding relating to such work product and any rights relating thereto. I further agree that my obligation to execute or cause to be executed, when it is in my power to do so, any such instrument or papers shall continue after the termination of this Agreement. In connection with my execution of this Agreement, I hereby irrevocably grant to the Company an irrevocable power of attorney designating and appointing the Company’s duly authorized officer as my agent and attorney in fact, should I become unable because of my mental or physical incapacity or for any other reason, to sign any documents with respect to any work product including, without limitation, permitting the Company to apply for or pursue any application for any United States or foreign patents or copyright registrations covering such work product. In connection with such power of attorney, I permit the agent to act for and on my behalf and stead to execute and file any papers, oaths and to do all other lawfully permitted acts with

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respect to such work product with the same legal force and effect as if executed or done by me.

5.Competitive Employment.  During the Agreement Period, including any extensions thereof (as applicable), I agree that I will not directly or indirectly own, manage, work for, provide services to, obtain financial interest in, control or participate in the ownership, management or control of, or be employed or engaged by or otherwise affiliated or associated as a consultant, director, agent, independent contractor or otherwise with any other corporation, partnership, proprietorship, firm, association or other entity that is engaged in any manner in the business of the Company.

I further agree that during the same period I will not directly or indirectly own, manage, work for, provide services to, obtain financial interest in, control or participate in the ownership, management or control of, or be employed or engaged by or otherwise affiliated or associated as a consultant, director, agent, independent contractor or otherwise with any business entity that is not engaged in the business of the Company in any market in which the Company conducts business or provides services where such other business entity could utilize or gain a business or economic advantage through the use of Confidential Information, Trade Secrets, my training by the Company, my relationship with the Company’s customers, suppliers, vendors, clients or investors or prospective customers, suppliers, vendors, clients or investors or the Company’s goodwill.

I may make passive investments in publicly traded entities not to exceed 3% of the outstanding voting securities of such public entity, provided, however, that such investment do not prevent me from abiding by this Agreement, including this Paragraph 5.

6.Non-solicitation.  During the Agreement Period and for a period of two (2) years thereafter, I will not solicit or encourage, or cause others to solicit or encourage, any employees, suppliers, vendors, or consultants of/to the Company to terminate their employment or other relationship, as applicable, with the Company.

7. Acts to Secure Proprietary Rights.  I agree to perform, during and after the Agreement Period, all acts deemed necessary or desirable by the Company to permit and assist it, at the Company’s expense, in perfecting and enforcing the full benefits, enjoyment, rights and title throughout the world in the Company Inventions. Such acts may include, but are not limited to, execution of documents and assistance or cooperation in the registration and enforcement of applicable patents and copyrights or other legal proceedings.

8.No Conflicting Obligations.  My performance of this Agreement does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by me prior to my employment, consultancy, and/or tenure as an independent contractor with the Company. I will not disclose, induce, or permit the Company to, either directly or indirectly, use, any confidential or proprietary information or material belonging to any previous employer or other person or entity. I am not a party to any other agreement that will interfere with my full compliance with this Agreement. I will not enter into any agreement, whether written or oral, conflicting with the provisions of this Agreement.

9.Survival. Notwithstanding the termination of the Agreement Period, this Agreement shall survive such termination and continue in accordance with its terms and conditions. Unless provided otherwise in a written contract with the Company, this Agreement does not in any way restrict my right or the right of the Company to terminate my employment, consultancy, and/or tenure as an independent contractor at any time, for any reason or for no reason.

10.Specific Performance.  A breach of any of the promises or agreements contained herein will result in irreparable and continuing damage to the Company for which there will be no adequate remedy at law, and the Company shall be entitled to injunctive relief and/or a decree for specific performance, and such other relief as may be proper (including monetary damages, if appropriate).

11.Waiver.  The waiver by the Company of a breach of any provision of this Agreement by me will not operate or be construed as a waiver of any other or subsequent breach by me.

12.Severability.  If any part of this Agreement is found invalid or unenforceable, that part will be amended to achieve as nearly as possible the same economic effect as the original provision and the remainder of this Agreement will remain in full force.

13.Governing Law. This Agreement will be governed by and construed in accordance with the laws (other than the conflict of laws rules) of the state of Florida.

14.Entire Agreement.  This Agreement and the Exhibits to this Agreement constitute the entire agreement between the parties relating to this subject matter and supersede all prior or simultaneous representations, discussions, negotiations and agreements, whether written or oral, except for prior proprietary rights agreements which shall for the period prior to the effective date of this agreement be deemed to be in addition to, and not in lieu of, this Agreement for such prior

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period. This Agreement may be amended or modified only with the written consent of both me and the Company. No oral waiver, amendment or modification will be effective under any circumstances whatsoever.

15.

Assignment.  This Agreement may be assigned by the Company. I may not assign or delegate my duties under this Agreement without the Company’s prior written approval. This Agreement shall be binding upon my heirs, successors and permitted assignees.

EMPLOYEE

Date:	8-7-2015	/s/ Wayne Exton
(Name)

Wayne Exton
(Printed Name)

Date:	8-7-2015	BE AEROSPACE, INC.

		By:	/s/ Ryan M. Patch

Title:

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Exhibit “A”

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